Exhibit 99.1
DXC Technology Adds Carrie Teffner to Board of Directors

ASHBURN, Va., April 21, 2022 – DXC Technology’s (NYSE: DXC) Board of Directors today announced the appointment of Carrie W. Teffner to the company’s board effective April 20, 2022. Ms. Teffner will serve on the Audit Committee of the Board.

“On behalf of all of our directors, we are delighted to welcome Carrie to the DXC Board,” said Ian Read, DXC chairman. “Carrie is a highly experienced executive with an impressive strategic, financial, and general management track record. We look forward to working with her to continue to shape the future of DXC. Carrie will be a valuable advisor to Mike Salvino and his leadership team as they continue to execute on the DXC Transformation Journey.”

Ms. Teffner is an experienced board member who currently serves on the BFA Industries and the International Data Group (IDG) board of directors. She previously served on the board of directors of GameStop Inc. from September 2018 to June 2021 and on the board of directors of the Ascena Retail Group, Inc. from October 2018 to March 2021, where she also served as interim executive chair from May 2019 to March 2021. She also served on the board of directors of Crocs, Inc. from June 2015 to December 2015.

Previously, Ms. Teffner served as Chief Financial Officer and led strategic transformations for several companies including Crocs, PetSmart, Weber Stephen Products and Timberland. She spent the first 21 years of her career in various leadership positions with Sara Lee Corporation, including division and segment Chief Financial Officer and Corporate Treasurer. Ms. Teffner holds Master of Business Administration and Bachelor of Science degrees from the University of Vermont and serves on the Grossman School of Business Board of Advisors.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private, and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services across the Enterprise Technology Stack to drive new levels of performance, competitiveness, and customer experience. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the ongoing coronavirus disease 2019 (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, except as required by law.

Contact

Jim Pasinski, Corporate Media Relations, +1-716-307-5454, james.pasinski@dxc.com
John Sweeney, Investor Relations, +1-980-315-3665, john.sweeney@dxc.com

Source: DXC Technology
Category: Investor Relations